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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                         COMMISSION FILE NUMBER 1-12912

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                          CENTENNIAL TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                 DELAWARE                                      04-2978400
       (STATE OR OTHER JURISDICTION                         (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

 7 LOPEZ ROAD, WILMINGTON, MASSACHUSETTS                         01887
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)


                                 (978) 988-8848
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)












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                                TABLE OF CONTENTS

                                    FORM 8-K


                                  July 13, 1998


Item                                                                       Page
----                                                                       ----

Item 4. Change in Registrant's Certifying Accountant                         2

Item 7. Financial Statements, Pro Forma Financial Information
        and Exhibits                                                         3

Signature                                                                    3

Exhibit Index                                                                4




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         This Current Report on Form 8-K is filed by Centennial Technologies,
Inc., a Delaware corporation (the "Registrant"), in conjunction with the matters described herein.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         In June 1998, the Registrant requested proposals from several independent accounting firms to provide auditing and tax services for the Registrant. On July 6, 1998, the Registrant's independent accountants PricewaterhouseCoopers LLP (formerly Coopers & Lybrand L.L.P., which became PricewaterhouseCoopers LLP ("PwC") on July 1, 1998) advised the Registrant that they did not intend to submit a proposal. On July 7, 1998, the Registrant selected Ernst & Young, L.L.P. ("Ernst & Young") and engaged them as independent auditors. The selection of accountants was made by the Audit Committee of the Board of Directors of the Registrant. None of the reports of PwC on the financial statements of the Registrant for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for the report on the financial statements for the nine month period ended March 31, 1997, which noted that significant and recurring losses from operations, accumulated deficit and the absence of a final shareholder settlement raised substantial doubt about the Company's ability to continue as a going concern.

         In connection with its audits for the two most recent fiscal years and through July 6, 1998, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years, except as set forth in the following paragraphs.

         On January 29, 1997, prior to the Registrant's announcement of its results for the quarter ended December 31, 1996, PwC met with management and raised questions regarding the treatment of certain accounting transactions which were included in the Registrant's results. Management agreed to communicate with the Audit Committee and then with PwC prior to announcing earnings. On January 30, 1997, the Registrant announced the quarter's earnings, which included the questioned amounts without informing PwC. As a result of the announcement, PwC requested a meeting with the Audit Committee to discuss the disagreements. PwC informed the Audit Committee that they would need to perform extensive procedures to obtain sufficient information to address the issues raised in the disagreements, and that, if the Registrant was not willing to authorize such procedures, PwC would be required to contact the Securities and Exchange Commission and inform them of the potential misstatement of results. The Audit Committee directed PwC to expand its procedures, which PwC began immediately.

         On February 10, 1997, the Registrant's Board of Directors reviewed information that raised significant questions as to whether previously reported financial results contained material misstatements. A special committee consisting of independent members of the Registrant's Board of Directors, with the assistance of outside counsel and PwC, conducted an investigation regarding the financial statements and business affairs of the Registrant. The results of the investigation, which included significant restatements of financial statements for the prior three fiscal years and interim periods, are more fully described in the Registrant's Form 10-K/A filed in April 1998.

         The Registrant had the following "reportable event" as required to be reported in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934 with respect to the Registrant's fiscal year ended March 31, 1997.




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         Subsequent to the February 10, 1997 review of information as described above, the Board of Directors took remedial actions with respect to certain members of senior management, including the termination or suspension of employment. In connection with these events, PwC advised the Board of Directors it could no longer rely on representations made by prior management or the financial statements prepared by prior management.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         The exhibits listed in the Exhibit Index filed as part of this report are filed as part of or are included in this report.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.





                                   CENTENNIAL TECHNOLOGIES, INC.


                                   By: /s/ L. MICHAEL HONE
                                       -------------------------------------
Dated: July 13, 1998                   L. Michael Hone
                                       President and Chief Executive Officer





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                                 EXHIBIT INDEX



1        Letter Agreeing with the Statements in Form 8-K














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